UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010 (September 24, 2010)

BioFuel Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Broadway, Suite 2200
Denver, CO 80202
 (Address of principal executive offices, including zip code)

(303) 640-6500
 (Registrant’s telephone number including area code)

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Please see the disclosure provided in Item 5.02 below, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, BioFuel Energy Corp. (the “Company”) entered into a loan agreement (the “Bridge Loan Agreement”) with Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd. (collectively, the “Greenlight Parties”) and Third Point Loan LLC (“Third Point” and, together with the Greenlight Parties, the “Lenders”) and Greenlight APE, LLC, as administrative agent, pursuant to which the Company borrowed $19,420,620 (the “Bridge Loan”).  The proceeds of the Bridge Loan were used to repay in full its working capital loans under its senor debt facility and certain fees and expenses associated with the transaction.  In connection with the Bridge Loan Agreement, on September 24, 2010, the Company entered into a Rights Offering Letter Agreement (the “Rights Offering Letter Agreement”) with the Lenders pursuant to which the Company agreed to use its commercially reasonable best efforts to conduct a rights offering in which all holders of its Common Stock and Class B Common Stock will be granted the right to purchase convertible preferred stock of the Company, with the goal of generating sufficient proceeds to repay the Bridge Loan and BioFuel Energy, LLC’s subordinated debt and to make certain other payments (the “Transaction”).

In connection with the Transaction, Scott H. Pearce, President and Chief Executive Officer, Kelly G. Maguire, Executive Vice President and Chief Financial Officer, Doug Anderson, Vice President of Operations, and Mark Zoeller, Vice President and General Counsel, (collectively, the “Executives”) entered into a waiver letter, dated September 24, 2010 (the “Waiver Letter”), to waive certain benefits to which the Executives may otherwise have become entitled as a result of the Transaction.  The Waiver Letter provides that the Transaction shall not constitute a “change of control” for purposes of any awards held by the Executives under the BioFuel Energy Corp. 2007 Equity Incentive Compensation Plan (the “Equity Plan”) or the vesting and payment provisions of the BioFuel Energy, LLC Change of Control Plan ( the “Change of Control Plan”) to the extent the Change of Control Plan provides benefits to the Executives, notwithstanding anything to the contrary contained in either the Equity Plan or the Change of Control Plan.  In addition, the Waiver Letter provides that the Transaction shall not constitute a “change of control” under either the Executive Employment Agreements, dated August 31, 2010, between BioFuel Energy, LLC and each of Scott H. Pearce and Kelly G. Maguire or the Offers of Continued Employment, dated August 31, 2010, between BioFuel Energy, LLC and each of Doug Anderson and Mark Zoeller. The foregoing description of the Waiver Letter does not purport to be complete and is qualified in its entirety by reference to the Waiver Letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1
Waiver Letter, dated September 24, 2010, by Scott H. Pearce, President and Chief Executive Officer, Kelly G. Maguire, Executive Vice President and Chief Financial Officer, Doug Anderson, Vice President of Operations, and Mark Zoeller, Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: September 30, 2010
	By:	/s/ Scott Pearce
Name: Scott H. Pearce
Title: President and CEO

Index to Exhibits

Exhibit Number	Exhibit

10.1
Waiver Letter, dated September 24, 2010, by Scott H. Pearce, President and Chief Executive Officer, Kelly G. Maguire, Executive Vice President and Chief Financial Officer, Doug Anderson, Vice President of Operations, and Mark Zoeller, Vice President and General Counsel